EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value US$0.01 per share, of Yingli Green Energy Holding Company Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2012.

Liansheng Miao

/s/ Liansheng Miao
Liansheng Miao

Yingli Power Holding Company Limited

By:	/s/ Charles Tay & Christina Choo
Name: Charles Tay & Christina Choo
Title: Authorized Signatories
For and on behalf of
Kendrick Services Limited
As Corporate Director

Whitehall Assets Holdings Limited

By:	/s/ Charles Tay & Christina Choo
Name: Charles Tay & Christina Choo
Title: Authorized Signatories
For and on behalf of
Kendrick Services Limited
As Corporate Director

DBS Trustee Limited

By:	/s/ Charles Tay & Christina Choo
Name: Charles Tay & Christina Choo
Title: Authorized Signatories
For and on behalf of
DBS Trustee Limited